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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus and Joint Proxy Statement of National City Corporation for the proposed merger of Integra Financial Corporation for the registration of 67,910,968 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1996, with respect to the consolidated financial statements of National City Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                         ERNST & YOUNG LLP

Cleveland, Ohio
March 11, 1996